Exhibit (11)

July 16, 2019

Vedder Price P.C.

222 North LaSalle Street

Chicago, Illinois 60601

Nuveen AMT-Free Municipal Credit Income Fund

333 West Wacker Drive

Chicago, IL 60606

RE:	Nuveen AMT-Free Municipal Credit Income Fund

Ladies and Gentlemen:

We have acted as special Massachusetts counsel to Nuveen AMT-Free Municipal Credit Income Fund, a Massachusetts business trust (the “Acquiring Fund”), in connection with the pre-effective amendment to the Acquiring Fund’s Registration Statement on Form N-14 to be filed with the Securities and Exchange Commission (the “Commission”) on or about July 16, 2019 (as so amended, the “Registration Statement”), with respect to the Acquiring Fund’s common shares of beneficial interest, $.01 par value per share (the “Acquiring Fund Common Shares”) to be issued in exchange for the common shares of beneficial interest of Nuveen Connecticut Quality Municipal Income Fund, a Massachusetts business trust (the “Target Fund”), in connection with the merger of the Target Fund with and into NAMCIF Merger Sub, LLC, a Massachusetts limited liability company and a subsidiary of the Acquiring Fund (the “Merger Sub”), as described in the Registration Statement (the “Merger”). You have requested that we deliver this opinion to you in connection with the Acquiring Fund’s filing of the Registration Statement.

In connection with the furnishing of this opinion, we have examined the following documents:

(a) a certificate dated as of a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Acquiring Fund;

(b) copies of the Acquiring Fund’s Declaration of Trust dated July 12, 1999, the amendment thereto dated as of October 6, 2009, and the name change amendments effective as of January 2, 2012, April 11, 2016, and December 28, 2016, each as on file with the office of the Secretary of the Commonwealth of Massachusetts (as so amended, the “Declaration”);

Morgan, Lewis & Bockius LLP

One Federal Street
Boston, MA 02110-1726	+1.617.341.7700
United States	+1.617.341.7701

Vedder Price P.C.

Nuveen AMT-Free Municipal Credit Income Fund

July 16, 2019

(c) a copy of the Acquiring Fund’s Amended and Restated Statement Establishing and Fixing the Rights and Preferences of Series 1 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 18, 2019, and Notice of Subsequent Rate Period as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 20, 2019;

(d) a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 2 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on April 7, 2016;

(e) a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 4 Variable Rate Demand Preferred Shares as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 16, 2016, as modified by Amendment No. 1 thereto as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 19, 2018 and Amendment No. 2 thereto as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 19, 2019 and the Notice of Subsequent Rate Period as filed with the office of the Secretary of the Commonwealth of Massachusetts on June 21, 2018;

(f) a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 5 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 9, 2016;

(g) a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series 6 Variable Rate Demand Preferred Shares, as filed with the office of the Secretary of the Commonwealth of Massachusetts on November 9, 2016;

(h) a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series A MuniFund Preferred Shares and the Supplement attached as Appendix A thereto, as filed with the office of the Secretary of the Commonwealth of Massachusetts on January 26, 2018, as modified by Amendment No. 1 thereto filed with the office of the Secretary of the Commonwealth of Massachusetts on October 1, 2018;

(i) a copy of the Acquiring Fund’s Statement Establishing and Fixing the Rights and Preferences of Series B MuniFund Preferred Shares and the Supplement attached as Appendix A thereto as filed with the office of the Secretary of the Commonwealth of Massachusetts on March 6, 2019, such

Vedder Price P.C.

Nuveen AMT-Free Municipal Credit Income Fund

July 16, 2019

Statement, as supplemented, together with each of the documents described in subparagraphs (c) through (h) above, referred to herein as the “Preferred Statements”;

(j) a certificate of the Secretary of the Acquiring Fund, certifying as to the Declaration, the Preferred Statements, the Acquiring Fund’s By-Laws as currently in effect (the “By-Laws”), and the resolutions adopted by the Acquiring Fund’s Board of Trustees at a meeting held on May 21-23, 2019 (the “Resolutions”) and certain other matters;

(k) a printer’s proof of the Registration Statement received on July 15, 2019; and

(1) a copy of the Agreement and Plan of Merger by and among the Acquiring Fund, the Target Fund and the Merger Sub providing for (a) the merger of the Target Fund with and into the Merger Sub pursuant to which Target Fund shares will be converted into Acquiring Fund shares and (b) the dissolution, liquidation and termination of the Merger Sub, in the form included as Appendix A to the Joint Proxy Statement/Prospectus included in the draft Registration Statement referred to in subparagraph (k) above (the” Agreement and Plan”).

In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, including conformed copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. We have also assumed for the purposes of this opinion that (i) the Registration Statement, as filed with the Commission, will be in substantially the form of the draft referred to in subparagraph (k) above; (ii) the number of Acquiring Fund Common Shares to be issued will not exceed the amount of such shares needed to consummate the Merger; (iii) the Agreement and Plan will have been duly completed, executed and delivered by the parties thereto in substantially the form of the copy referred to in subparagraph (1) above; (iv) the Agreement and Plan will have been approved by the requisite vote of the shareholders of the Acquiring Fund and the Target Fund as described in the Registration Statement; (v) any other consents or approvals required for the Merger will have been received; (vi) the Declaration, the Resolutions, the Preferred Statements and the Agreement and Plan will not have been amended, modified or withdrawn and will be in full force and effect on the date of issuance of such Acquiring Fund Common Shares and (vii) there will not have been any changes in applicable law or any other facts or circumstances relating to the Merger as of the date of the issuance of such Acquiring Fund Common Shares.

This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

Vedder Price P.C.

Nuveen AMT-Free Municipal Credit Income Fund

July 16, 2019

This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts as applied by courts located in such Commonwealth, except that we express no opinion as to any Massachusetts securities law. No opinion is given herein as to the choice of law which any tribunal may apply. In addition, to the extent that the Acquiring Fund’s Declaration, Preferred Statements or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended (the “Act”), or any other law or regulation applicable to the Acquiring Fund, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Acquiring Fund with such Act and such other laws and regulations.

We understand that all of the foregoing assumptions and limitations are acceptable to you.

Based upon and subject to the foregoing, please be advised that it is our opinion that the Acquiring Fund Common Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Agreement and Plan, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Acquiring Fund may under certain circumstances be held personally liable for its obligations.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the discussion of this opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement and to the use of our name and reference to our firm in the Registration Statement. In rendering this opinion and giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

MORGAN, LEWIS & BOCKIUS LLP